UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): April 5, 2006

MOBILITY ELECTRONICS, INC.
(Exact Name of Registrant as Specified in Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

0-30907	86-0843914
(Commission File Number)	(IRS Employer Identification No.)

17800 N. Perimeter Dr., Suite 200, Scottsdale, Arizona	85255
(Address of Principal Executive Offices)	(Zip Code)
(480) 596-0061
(Registrant’s telephone number, including area code)
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
SIGNATURES

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     On April 3, 2006, Mobility Electronics, Inc. (the “Company”) appointed Darryl S. Baker to the newly created position of Chief Accounting Officer. Mr. Baker also currently serves as the Company’s Vice President and Controller. Mr. Baker joined the Company in October 2001 as Controller and was appointed Vice President in May 2002. Prior to joining the Company, from 1997 to 2001, Mr. Baker served as corporate controller for various publicly traded and entrepreneurial companies, including SkyMall and Integrated Information Systems. Prior to 1997, Mr. Baker was an audit manager for Ernst & Young. Mr. Baker also currently serves as a member of the AeA National Committee on Sarbanes-Oxley. Mr. Baker holds a bachelor’s degree in Accountancy from the Marriott School of Management at Brigham Young University, is a Certified Public Accountant, and is 37 years old.
     On April 3, 2006, the Company appointed Brian M. Roberts to the position of Vice President. Mr. Roberts also currently serves as the Company’s General Counsel and Secretary. Mr. Roberts joined the Company in August 2003 as Corporate Counsel, was appointed Secretary in December 2003, and was appointed General Counsel in May 2005. Prior to joining the Company, Mr. Roberts was an attorney with the law firm of Snell & Wilmer LLP from September 1998 to August 2003 where his practice focused on corporate finance, mergers and acquisitions, and general corporate matters. Mr. Roberts received a Juris Doctor and Bachelor of Science degree in Business Administration from the University of Kansas, and is 33 years old.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MOBILITY ELECTRONICS, INC.

Dated: April 5, 2006	By:	/s/ Charles R. Mollo

	Name:	Charles R. Mollo
	Title:	President and Chief Executive Officer